Exhibit 4.1

Executed Version

GREENLIGHT CAPITAL RE, LTD.,

as Issuer,

and

WILMINGTON SAVINGS FUND SOCIETY, FSB,

as Trustee

INDENTURE

Dated as of August 7, 2018

4.00% Convertible Senior Notes due 2023

Section 8.05.	Revocation of Consents; Future Holders Bound	48

ARTICLE 9
HOLDERS’ MEETINGS

Section 9.01.	Purpose of Meetings	48
Section 9.02.	Call of Meetings by Trustee	49
Section 9.03.	Call of Meetings by Company or Holders	49
Section 9.04.	Qualifications for Voting	49
Section 9.05.	Regulations	49
Section 9.06.	Voting	50
Section 9.07.	No Delay of Rights by Meeting	50

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures Without Consent of Holders	51
Section 10.02.	Supplemental Indentures with Consent of Holders	52
Section 10.03.	Effect of Supplemental Indentures	53
Section 10.04.	Notation on Notes	53
Section 10.05.	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee	53

ARTICLE 11
CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01.	Consolidation, Merger and Sale of Assets	54
Section 11.02.	Successor Substituted	54

ARTICLE 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.	Indenture and Notes Solely Corporate Obligations	54

ARTICLE 13
TAX ADDITIONAL AMOUNTS

Section 13.01.	Payment of Additional Amounts	55
Section 13.02.	Exceptions to Payment of Additional Amounts	55
Section 13.03.	Deemed References to Additional Amounts	57
Section 13.04.	Other Provisions	57

ARTICLE 14
CONVERSION OF NOTES

Section 14.01.	Conversion Privilege	57

v

INDENTURE, dated as of August 7, 2018 between GREENLIGHT CAPITAL RE, LTD., a Cayman Islands exempted company, as issuer (the “Company,” as more fully set forth in Section 1.01), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank duly organized and existing under the laws of the United States of America, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 4.00% Convertible Senior Notes due 2023 (the “Notes”), initially in an aggregate principal amount not to exceed $100,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the benefit of each other and for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” shall have the meaning specified in Section 13.01.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.

“Additional Shares” shall have the meaning specified in Section 14.02(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Authorized Officer” means, when used with respect to the Company, the Chairman of the Board of Directors, a Vice Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Investment Officer, the Chief Accounting Officer, the General Counsel or the Secretary, of the Company.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” or any other similar law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

“Bid Solicitation Agent” means, initially, the Company, or any other person the Company may appoint in the future to determine a Trading Price for the Notes as may be required pursuant to Section 14.01(b)(ii).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution or consent certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Settlement” shall have the meaning specified in Section 14.04(a).

“Change in Tax Law” means that the Company has, or on the next Interest Payment Date would, become obligated to pay to the Holder of any Note Additional Amounts that are more than a de minimis amount, as a result of:

(i)    any change or amendment on or after August 2, 2018 (or, in the case of a successor, after the date such successor assumes all of the Company’s obligations under the Notes and the Indenture in accordance with the provisions of Article 11), in the laws or any rules or regulations of a Relevant Taxing Jurisdiction; or

(ii)    any change on or after August 2, 2018 (or, in the case of a successor, after the date such successor assumes all of the Company’s obligations under the Notes and the Indenture in accordance with the provisions of Article 11) in an interpretation, administration or application of such laws, rules or regulations by any legislative body, court, governmental agency, taxing authority or regulatory or administrative authority of such Relevant Taxing Jurisdiction (including the enactment of any legislation and the announcement or publication of any judicial decision or regulatory or administrative interpretation or determination).

“Charter” means, with respect to the Company, the Company’s Third Amended and Restated Memorandum and Articles of Association dated 14 February 2007, as amended by a special resolution dated 10 July 2008, and as amended from time to time.

“Charter Limitation” shall have the meaning specified in Section 14.14.

“Class A Ordinary Shares” means the Class A ordinary shares of the Company, par value $0.10 per share, at the date of this Indenture, subject to Section 14.11.

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” shall have the meaning specified in Section 14.04(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed in the name of the Company by an Authorized Officer of the Company, and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.03(a).

“Conversion Notice” shall have the meaning specified in Section 14.03(a).

“Conversion Price” means, as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” means initially 58.1818 Class A Ordinary Shares, subject to adjustment as set forth herein.

“conversion record date” shall have the meaning specified in Section 14.16(d).

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 500 Delaware Avenue, Wilmington, Delaware 19801, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 1/40th of the product of (i) the Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Class A Ordinary Shares on such Trading Day.

In addition, for purposes of the foregoing, the Daily Conversion Values of Reference Property will be determined by reference to (i) in the case of Reference Property or part of Reference Property that is traded on a United States national securities exchange, including the NASDAQ Global Market or the NASDAQ Global Select Market, the volume-weighted average price of the applicable security (determined with respect to any such security in a manner consistent with the definition of “Daily VWAP”), (ii) in the case of any other property other than cash, the value thereof as determined by two independent nationally recognized investment banks as of the Effective Date of the transaction pursuant to which the provisions of Section 14.11 shall have been applied and (iii) in the case of cash, at 100% of the amount thereof.

“Daily Settlement Amount” means, for each of the 40 consecutive Trading Days during the Observation Period,

(1)    cash equal to the lesser of (i) the Daily Specified Dollar Amount and (ii) the Daily Conversion Value; and

(2)    if the Daily Conversion Value exceeds the Daily Specified Dollar Amount, a number of Class A Ordinary Shares equal to (i) the difference between the Daily Conversion Value and the Daily Specified Dollar Amount, divided by (ii) the Daily VWAP for such Trading Day.

“Daily Specified Dollar Amount” means the result obtained by dividing the Specified Dollar Amount by 40.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price of the Class A Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GLRE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one Class A Ordinary Share on such trading day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Purchase Price, principal and interest, including Additional Interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” means The Depository Trust Company.

“Effective Date” shall have the meaning specified in Section 14.02(b).

“eligible guarantor institution” shall mean an institution meeting the definition of “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act.

“Final Settlement Method Election Date” means the 45th Scheduled Trading Day preceding the Maturity Date.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Class A Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FATCA” shall have the meaning specified in Section 13.02.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall mean the occurrence of any of the following:

(i)

a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Class A Ordinary Shares representing more than 50% of the voting power of the Class A Ordinary Shares entitled to vote generally in the election of directors and (A) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (B) the Company otherwise becomes aware of any such person or group; provided that this clause (i) shall not apply to a transaction covered in clause (iv) below, including any exception thereto; or

(ii)

the Class A Ordinary Shares into which the Notes are then convertible cease to be listed for trading on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or the IEX (or any of their respective successors) for a period of 20 consecutive trading days; or

(iii)	the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)

the consummation of (A) any recapitalization, reclassification or change of the Class A Ordinary Shares (other than changes resulting from a share split or share combination or changes solely to par value) as a result of which all of the Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which all of the Class A Ordinary Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s Subsidiaries (any such transaction or event or series of transactions or events described under subclause (A), (B) or (C) above, a “Merger Transaction”); provided, however, that neither (1) a transaction or event or series of transactions or events described in subclause (A) or (B) in which the holders of all classes of the common equity of the Company immediately prior to such transaction or event or series of transactions or events own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction or event or series of transactions or events in substantially the same proportions as such ownership immediately prior thereto nor (2) any merger or consolidation of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of the outstanding Class A Ordinary Shares solely into ordinary shares or other similar equity interests of the surviving entity shall be a fundamental change pursuant to this clause (iv) or clause (i) above.

Notwithstanding the foregoing, a Fundamental Change will be deemed not to have occurred if at least 90% of the consideration received or to be received by holders of Class A Ordinary Shares in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a fundamental change under clause (iv) above consists of ordinary shares or other similar equity interests traded or to be traded immediately following such transaction on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or the IEX (or any of their respective successors) and, as a result of the transaction or transactions, the Notes become convertible, upon satisfaction of the conditions to conversion, into such ordinary shares or other similar equity interests (and any rights attached thereto) and other applicable consideration all in accordance with the provisions of Article 14.

“Fundamental Change Expiration Time” has the meaning specified in Section 15.02(b)(i).

“Fundamental Change Purchase Date” has the meaning specified in Section 15.02(a).

“Fundamental Change Purchase Notice” has the meaning specified in Section 15.02(b)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 15.02(a).

“Fundamental Change Purchase Right Notice” has the meaning specified in Section 15.02(c).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Holder,” as applied to any Note, means any Person in whose name at the time such Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Purchasers” means the initial purchasers named in the Purchase Agreement.

“Interest Payment Date” means each February 1 and August 1 of each year, beginning on February 1, 2019.

“Last Reported Sale Price” of the Class A Ordinary Shares on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are listed for trading. If the Class A Ordinary Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Class A Ordinary Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Ordinary Shares are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Class A Ordinary Shares on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that occurs prior to the Maturity Date and constitutes a Fundamental Change pursuant to clause (i) or clause (iv) under the definition of Fundamental Change (but without regard to subclause (1) of the proviso in clause (iv) of the definition thereof).

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Class A Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Ordinary Shares for more than one half hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Class A Ordinary Shares or in any options, contracts or future contracts relating to the Class A Ordinary Shares.

“Maturity Date” means August 1, 2023.

“Maximum Conversion Rate” has the meaning specified in Section 14.02(b).

“Merger Transaction” shall have the meaning specified in Section 11.01.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Observation Period” with respect to any Note surrendered for conversion means the 40 consecutive Trading-Day period beginning on and including the second Trading Day after the Conversion Date, except that with respect to any Conversion Date that is on or after the Final Settlement Method Election Date, the Observation Period means the 40 consecutive Trading Days beginning on and including the 41st Scheduled Trading Day prior to the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated August 2, 2018, as supplemented by the related pricing term sheet dated August 2, 2018, relating to the offering and sale of the Notes.

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Authorized Officer of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing, signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)    Notes theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;

(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)    Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)    Notes redeemed pursuant to Article 16; and

(f)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10 or pursuant to Article 15.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof.

“Physical Settlement” shall have the meaning specified in Section 14.04(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or any portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means the Purchase Agreement dated August 2, 2018 among the Company and the Initial Purchasers relating to the purchase and sale of the Notes.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Redemption Reference Date” means, for any conversion in connection with the Company’s election to redeem the Notes in accordance with the provisions of Article 16, the date 30 days prior to the applicable Redemption Date.

“Redemption Reference Price” means, for any conversion in connection with the Company’s election to redeem the Notes in accordance with the provisions of Article 16, the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the ten consecutive Trading Day period ending on, and including, the applicable Redemption Reference Date.

“Reference Property” shall have the meaning specified in Section 14.11(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the January 15 or July 15 (whether or not such day is a Business Day) immediately preceding the applicable February 1 or August 1 Interest Payment Date, respectively.

“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 13.01.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, in each case having direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.04(a).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.04(a)

“Share Exchange Event” shall have the meaning specified in Section 14.11(a).

“Share Price” means, with respect to any Make-Whole Fundamental Change (i) if holders of Class A Ordinary Shares receive only cash in such Make-Whole Fundamental Change, the cash amount paid per Class A Ordinary Share; or (ii) in all other cases, the average of the Last Reported Sales Prices of the Class A Ordinary Shares over the five consecutive Trading Days prior to but not including the Effective Date of such Make-Whole Fundamental Change.

“signature guarantee program” shall mean a program meeting the requirements of Rule 17Ad-15(g) under the Exchange Act.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified (or deemed specified) in the Settlement Notice related to any converted Notes.

“Spin-Off” shall have the meaning specified in Section 14.06(c).

“STAMP” shall have the meaning specified in Section 2.05(a).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Trading Day” means (a) except for purposes of determining Settlement Amounts pursuant to Section 14.04, a day during which trading in the Class A Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are listed for trading and the Last Reported Sale Price for the Class A Ordinary Shares is available, or (b) for purposes of determining Settlement Amounts pursuant to Section 14.04 only, a day on which (i) there is no Market Disruption Event and (ii) trading in the Class A Ordinary Shares generally occurs on the NASDAQ Global Select Market, or if the Class A Ordinary Shares are not then listed on the NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then listed or admitted for trading. For purposes of both clause (a) and (b), if the Class A Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a “Business Day.”

“Trading Price” of the Notes means, on any determination date , the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5,000,000 in aggregate principal amount of the Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers that the Company shall select; provided that if three such bids cannot reasonably be obtained, but two such bids are obtained, then the average of the two bids shall be used; provided further that, if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.

“Trading Price Condition” has the meaning specified in Section 14.01(b)(ii).

“transfer” shall have the meaning specified in Section 2.05(c).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Valuation Period” shall have the meaning specified in Section 14.06(c).

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “4.00% Convertible Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $100,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. Interest on Physical Notes will be payable (1) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes by check mailed to the Holders of such notes and (2) to holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes either by check mailed to each Holder or, upon written application made by a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary. The Company shall pay principal and interest on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor (in the form provided to the Trustee by the Company) to be delivered to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any of its officers, and an attestation to such signature by any other officer of the Company.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, an Officer’s Certificate and an Opinion of Counsel with respect to such matters as the Trustee may reasonably request, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by a Responsible Officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the officers of the Company, although at the date of the execution of this Indenture any such Person was not such an officer.

Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon Company Order, authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase, redemption or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing with such signature guaranteed by an eligible guarantor institution meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other signature guarantee program as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if any portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or any portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) Notes called for redemption in accordance with Article 16.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person for any aspect of the records relating to or the delivery of any notice (including any Fundamental Change Purchase Notice) or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary, and the Trustee and each agent of the Company or the Trustee are hereby authorized to act in accordance with such letter and the applicable procedures of the Depositary.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)    Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Class A Ordinary Shares issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Class A Ordinary Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE CLASS A ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF GREENLIGHT CAPITAL RE, LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clauses (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Class A Ordinary Shares issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or any portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days of the Company becoming aware of such cessation, (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note or (iv) the Company and a beneficial owner of any Note so agree, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clauses (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or any portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes and (y) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, cancelled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, cancelled by the Trustee in accordance with its standard procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, cancelled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standard procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Note Registrar or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)    Until the Resale Restriction Termination Date, any certificate representing Class A Ordinary Shares issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Class A Ordinary Shares have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Class A Ordinary Shares been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Class A Ordinary Shares):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF GREENLIGHT CAPITAL RE, LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S CLASS A ORDINARY SHARES RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Class A Ordinary Shares (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such Class A Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Class A Ordinary Shares, be exchanged for a new certificate or certificates for a like aggregate number of Class A Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)    Any Note or Class A Ordinary Share issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Class A Ordinary Share, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon a

Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company, the Trustee and the Note Registrar may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or redemption or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07. Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall,

upon a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08. Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by it, and no Notes shall be authenticated in exchange therefor except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company upon the written request of the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10. Additional Notes; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date and, in some cases, the issue price, the first interest accrual date and first Interest Payment Date) in an unlimited aggregate principal amount; provided that no such additional Notes will be treated as part of the same series as the Notes unless they will be fungible for U.S. federal income tax purposes. Subject to the preceding sentence, the Notes issued on the date of this Indenture and any additional Notes shall be treated as a single class for all purposes under this Indenture, including for purposes of voting. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01. Satisfaction and Discharge. This Indenture shall, upon request of the Company contained in an Officer’s Certificate, cease to be of further effect, and the Trustee, at the expense of the Company, shall execute any and all proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Purchase Date, upon conversion or otherwise, cash, Class A Ordinary Shares or a combination thereof, as applicable, solely to satisfy the Company’s conversion obligation, sufficient to pay all of the outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Section 3.02. Deposited Monies and Shares to be Held in Trust by Trustee. Subject to Section 3.03, all monies and Class A Ordinary Shares, if any, deposited with the Trustee pursuant to Section 3.01 shall be held in trust for the sole benefit of the Holders, and such monies and Class A Ordinary Shares, if any, shall be applied by the Trustee to the payment, either directly or through the Paying Agent or Conversion Agent (including the Company if acting as the Paying Agent or Conversion Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or Class A Ordinary Shares have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest or the satisfaction of the Company’s conversion obligation, as the case may be, and payment of all other sums due under this Indenture.

Section 3.03. Paying Agent or Conversion Agent to Repay Monies and Shares Held. Upon the satisfaction and discharge of this Indenture, all monies and Class A Ordinary Shares, if any, then held by the Paying Agent or Conversion Agent (if other than the Trustee) shall, upon written request of the Company, be repaid or delivered to the Company or paid or delivered to the Trustee, and thereupon such Paying Agent or Conversion Agent shall be released from all further liability with respect to such monies and Class A Ordinary Shares, if any.

Subject to the requirements of applicable law, any monies and Class A Ordinary Shares deposited with or paid to the Trustee for payment of the principal of or interest on or other obligations under, or to satisfy the Company’s conversion obligation with respect to, the Notes and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the principal of or interest on, or other obligations under, such Notes or the Company’s conversion obligation, as the case may be, shall have become due and payable, shall be repaid or delivered to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies and Class A Ordinary Shares; and the Holder of any of the Notes shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 3.04. Reinstatement. If the Trustee or the Paying Agent or Conversion Agent is unable to apply any money or Class A Ordinary Shares in accordance with Section 3.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 until such time as the Trustee or the Paying Agent or Conversion Agent is permitted to apply all such money or Class A Ordinary Shares in accordance with Section 3.02; provided, however, that if the Company makes any payment of interest on or principal of any Note or delivery of shares in respect of its conversion obligation following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Class A Ordinary Shares held by the Trustee or Paying Agent or Conversion Agent.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02. Maintenance of Office or Agency. The Company will maintain in the United States, an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office or another office or agency of the Trustee in the United States as designated by the Trustee.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion. The Company may subsequently appoint a different office or agency as the office or agency in the United States where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion. Notices and demands to or upon the Company in respect of the Notes and this Indenture may be served to the Company at the address specified in Section 17.03.

Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)    that it will give the Trustee written notice of any default by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes; and

(iii)    that at any time during the continuance of any such default, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action.

(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)    Any money and Class A Ordinary Shares deposited with the Trustee or any Paying Agent or Conversion Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Class A Ordinary Shares, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05. Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or Class A Ordinary Shares issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any Class A Ordinary Shares issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or Class A Ordinary Shares pursuant to Rule 144A.

(b)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents, information or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor electronic filing system) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system, it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(c)    Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance or non-compliance with any of its covenants in this Indenture. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants set forth herein or whether any reports or other documents are filed, posted or otherwise disseminated in accordance with this Indenture (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

(d)    If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that have been the Company’s Affiliates at any time during the three months immediately preceding. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(e)    If, and for so long as, the restrictive legend on the Notes specified in Section 2.05(c) has not been removed (or deemed removed pursuant to this Indenture), the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 368th day after the last date of original issuance of the Notes, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding for each day from, and including, such 368th day until the restrictive legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g)    Notwithstanding the foregoing, in no event shall Additional Interest accrue under the terms of this Indenture (aggregating any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e) with any Additional Interest payable pursuant to Section 6.03) at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(h)    If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver an Officer’s Certificate to the Trustee on or before the Regular Record Date for each Interest Payment Date on which such Additional Interest is payable setting forth the accrual period and the amount of such Additional Interest in reasonable detail. The Trustee may provide a copy of such Officer’s Certificate or other notice received from the Company relating to Additional Interest to any Holder upon request. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee (i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2018) an Officer’s Certificate stating whether the signer thereof has knowledge of any Event of Default that occurred during the previous year and whether the Company, to the officer’s knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and (ii) within 30 days after the occurrence thereof, written notice of any events that would constitute an Event of Default, their status and what action the Company is taking or proposing to take in respect thereof. Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Lists of Holders. For so long as there are any Physical Notes, the Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with November 15, 2018, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)    default by the Company in the payment of any principal amount, Fundamental Change Purchase Price or Redemption Price, in each case when due and payable, whether on the Maturity Date, required purchase, redemption, acceleration or otherwise;

(b)    default by the Company in the payment of any interest on the Notes, which default continues for 30 days;

(c)    default by the Company in the delivery when due of all cash and any Class A Ordinary Shares or other consideration payable upon conversion with respect to the Notes, which default continues for 10 days;

(d)    failure by the Company to provide any notice of a Fundamental Change in accordance with the provisions of Section 14.02(d) or Section 15.02(c) within the time required to provide such notice;

(e)    failure by the Company to comply with its obligations under Article 11 upon receipt by the Company of notice of such default from the Trustee or from Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 30 days after receipt of such notice;

(f)    failure by the Company to comply with any of its other agreements in the Notes or this Indenture upon receipt by the Company of notice of such default from the Trustee or from Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and the failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

(g)    default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

(h)    a final judgment for the payment of $10.0 million (or the foreign currency equivalent thereof) or more (excluding amounts covered by insurance) is rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(h)    the Company or any Significant Subsidiary thereof shall commence a voluntary case or other similar proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any Bankruptcy Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)    an involuntary case or other similar proceeding shall be commenced against the Company or any Significant Subsidiary thereof seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any Bankruptcy Law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

Section 6.02. Acceleration; Rescission and Annulment. If one or more Events of Default (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company, and subject to Section 6.03) shall have occurred and be continuing, then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or (i) with respect to the Company occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences (except with respect to nonpayment of principal that has become due otherwise than by such acceleration or declaration, including the Redemption Price and the Fundamental Change Purchase Price, if applicable, or interest with respect to the failure to deliver the consideration due upon conversion) if:

(1)    such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2)    all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes (including any Redemption Price or Fundamental Change Purchase Price, if applicable) that shall have become due solely by such declaration of acceleration, shall have been cured or waived pursuant to Section 6.09.

No such rescission or annulment shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, if so elected by the Company, the sole remedy for any Event of Default relating to the Company’s failure to comply with Section 4.06(b), will for the first 180 calendar days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at an annual rate equal to 0.25% of the principal amount of outstanding Notes during which such Event of Default is continuing. If the Company so elects, the Additional Interest payable under this Section 6.03 will be payable on all outstanding Notes from and including the date on which such Event of Default first occurs, to and including the 180th day thereafter, or such earlier date on which such Event of Default has been cured or waived. On the 181st day after such Event of Default (or earlier, if the Event of Default is cured or waived prior to such 181st day), Additional Interest payable pursuant to this Section 6.03 will cease to accrue and, to the extent the Event of Default is continuing after such 181st day, the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay the Additional Interest payable pursuant to this Section 6.03 upon an Event of Default in accordance with this paragraph, or elects to pay Additional Interest but does not pay such Additional Interest when due, the Notes will be subject to acceleration as provided in Section 6.02.

In order to elect to pay the Additional Interest payable pursuant to this Section 6.03 as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with Section 4.06(b) in accordance with the provisions of this paragraph, the Company must notify all Holders, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 180 day period (which period shall not commence until the expiration of the 60-day period set forth in Section 6.01(f) above). Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice, the Notes will be subject to acceleration as provided in Section 6.02.

If the Company so elects, Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

Section 6.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee or the requisite Holders as set forth in Section 6.02, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee may vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes and after an Event of Default any money or other property distributable in respect of the Company’s obligations under this Indenture shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 7.06;

Second, to the payment of the amounts then due and unpaid upon the Notes for principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and any interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes for principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) and any interest, respectively; and

Third, to the payment of the remainder, if any, to the Person or Persons entitled thereto.

Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Purchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)    such Holder previously shall have given to the Trustee notice of an Event of Default and of the continuance thereof, as herein provided;

(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in respect of such Event of Default in its own name as Trustee hereunder;

(c)    such Holders shall have offered to the Trustee such indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such indemnity or security, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09;

it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07. Proceedings by Trustee. In case an Event of Default is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of

Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with law or this Indenture or that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except a default (i) described in Section 6.01(a), (b) or (c) that has not been cured pursuant to the provisions of Section 6.01, or (ii) in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing, and the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10. Notice of Defaults. The Trustee shall, within 90 calendar days after a Responsible Officer obtains knowledge of the occurrence and continuance of a Default, send to all Holders, as the names and addresses of such Holders appear upon the Note Register, notice of all such Defaults, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default under Section 6.01(a), (b) or (c), the Trustee shall be protected in withholding such notice if and so long as a committee of trust officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than

10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Purchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(a)    Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)    in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i)    this paragraph does not limit the effect of paragraph (a) of this Section 7.01.

(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;

(c)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(d)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(e)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(f)    in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(g)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, or Conversion Agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent or Conversion Agent; and

(h)    the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust fund.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)    the Trustee may conclusively rely and shall be fully protected in acting upon or refraining from action in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, Opinion of Counsel, Officer’s Certificate, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)    before the Trustee acts or refrains from acting, it may request, and any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order or an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed) and an Opinion of Counsel; and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)    the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance upon such advice or Opinion of Counsel;

(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)    the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)    the Trustee shall not be personally liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)    the Trustee shall not be required to give any bond or surety in respect of the execution of the trust fund created hereby or the powers granted hereunder; and

(i)    in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Trustee or for any third Person or dealing as principal for its own account.

In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes. The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, Company Orders and any other matters or directions pursuant to this Indenture.

Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture. The Trustee makes no representation as to and shall not be responsible for any statement or recital herein or any statement in the Offering Memorandum or any other document in connection with the sale of the Notes. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company. The Trustee shall have no obligation to independently determine or verify if any Fundamental Change, Make-Whole Fundamental Change, Merger Transaction, or any other event has occurred or notify the Holders of any such event. The Trustee shall not be accountable for any money paid to the Issuer, or upon the Issuer’s direction, if made under and in accordance with any provision of this Indenture and the Trustee shall not be responsible for the use or application of any money received by any paying agent other than the Trustee.

Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05. Monies and Class A Ordinary Shares to Be Held in Trust. All monies and Class A Ordinary Shares received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Class A Ordinary Shares held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law. The Trustee shall be under no liability for interest on any money or Class A Ordinary Shares received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee, in any capacity under this Indenture, from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct, as determined by a final and non-appealable order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (or actions in respect thereof) incurred without negligence or willful misconduct (as determined by a final and non-appealable order of a court of competent jurisdiction) on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves (including reasonable attorneys’ fees and costs) against any claim of liability in respect thereof. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07. Officer’s Certificate or Opinion of Counsel as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and/or Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and/or Opinion of Counsel, in the absence of gross negligence, willful misconduct, and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the delivering of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any of the following shall occur:

(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11. Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Class A Ordinary Shares so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any owner of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04. Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)    to evidence a successor to the Company and the assumption by that successor of the Company’s obligations under the Indenture and the Notes in accordance with the provisions of Article 11;

(b)    to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(c)    to secure the obligations of the Company in respect of the Notes or to add guarantees with respect to the Notes;

(d)    to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture;

(e)    to comply with the requirements of the Commission in order to effect or maintain qualification of the indenture under the Trust Indenture Act of 1939, as amended, as contemplated by the Indenture or otherwise;

(f)    to provide for conversion rights of Holders if any reclassification or change of the Class A Ordinary Shares or any consolidation, merger or sale of all or substantially all of the property and assets of the Company occurs or otherwise comply with the provisions of the Indenture in the event of such a transaction;

(g)    to adjust the Conversion Rate in accordance with the terms of the Indenture;

(h)    to cure any ambiguity, omission, defect or inconsistency in the Indenture;

(i)    to conform the provisions of the Indenture to any provision of the “Description of the Notes” section in the Offering Memorandum; or

(i)    to make any change that does not adversely affect the rights of the Holders in any material respect.

Upon the written request of the Company, the Trustee is hereby authorized to, and shall join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)    alter the manner of calculation or rate of accrual of interest on the Note or change the time of payment of any installment of interest;

(b)    make the Note payable in money or securities other than that stated in the Note;

(c)    change the Maturity Date of the Note or provisions relating to redemption of the Note;

(d)    reduce the principal amount or Redemption Price or Fundamental Change Purchase Price with respect to the Note, or change any provisions with respect to redemption of the Notes;

(e)    make any change that adversely affects the rights of a Holder to convert the Note or changes the consideration to be received upon any such conversion, except in accordance with the Indenture;

(f)    make any change that adversely affects the right of a Holder to require the Company to purchase the Note;

(g)    impair the right to institute suit for the enforcement of any payment with respect to the Note or with respect to conversion of the Note;

(h)    change the obligation of the Company to pay Additional Amounts on any Note in accordance with the provisions of Article 13; or

(j)    change any of the provisions of this Section 10.02 or in the waiver provisions of Section 6.02 or 6.09 (insofar as the waiver provisions of Section 6.02 and 6.09 relate to past defaults in the payment of principal, premium, if any, or interest on the Notes).

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) upon Company Order and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that and as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01. Consolidation, Merger and Sale of Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any other Person in a single transaction or a series of related transactions (any such transaction or series of transactions, a “Merger Transaction”), unless:

(a)    the Company is the continuing Person or the resulting, surviving or transferee Person, if other than the Company, (i) is organized and validly existing under the laws of the Cayman Islands, Bermuda or the United States of America, any state thereof or the District of Columbia and (ii) assumes the Company’s obligations under the Notes and the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts in accordance with the provisions of Article 13);

(b)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)    either the Company or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 11 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 11.02. Successor Substituted. Upon any consolidation of the Company with, or merger into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with this Section 11.02, the successor Person formed by such consolidation or which the Company is merged into or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease of all or substantially all of the Company’s properties and assets, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal (including the Redemption Price and the Fundamental Change Purchase Price) of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations and that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes.

ARTICLE 13

TAX ADDITIONAL AMOUNTS

Section 13.01. Payment of Additional Amounts. All payments and deliveries made by the Company or any successor to the Company in accordance with the provisions of Article 11 under or with respect to the Notes, including, but not limited to, payments of principal (including the Fundamental Change Purchase Price, if applicable, and the Redemption Price, if applicable), payments of interest, including any Additional Interest, and deliveries of Class A Ordinary Shares (together with payments of cash in lieu of fractional Class A Ordinary Shares, if applicable) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company or any successor is organized or otherwise resident for tax purposes or from or through which payment is made (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, except as set forth in Section 16.02(d), the Company shall pay to the Holder of each Note such additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owner of a Note after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts that would have been received by such beneficial owner had no such withholding or deduction been required.

Section 13.02. Exceptions to Payment of Additional Amounts. Notwithstanding the provisions of Section 13.01, no Additional Amounts will be payable in accordance with the provisions of Section 13.01:

(1)    for or on account of:

(a)	any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(i)

the existence of any present or former connection between the relevant Holder or beneficial owner of such Note and the Relevant Taxing Jurisdiction, other than merely holding such Note or the receipt of payments or the enforcement of rights thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(ii)

the presentation of such Note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the Holder or beneficial owner of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30 day period; or

(iii)

the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(b)	any estate, inheritance, gift, sale, value added, use, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments under or with respect to the Notes;

(d)

any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(e)	any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (a), (b), (c), or (d); or

(2)

with respect to any payment of the principal of (including the Fundamental Change Purchase Price, if applicable, and the Redemption Price, if applicable), premium, if any, and interest, including any Additional Interest, on, such Note to a Holder, if the Holder is a fiduciary, partnership (including an entity treated as a partnership for tax purposes) or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

Section 13.03. Deemed References to Additional Amounts. Whenever there is mentioned in any context the delivery of the Class A Ordinary Shares (together with payments of cash for any fractional Class A Ordinary Shares) upon conversion of the Notes or the payment of principal of (including the Fundamental Change Purchase Price, if applicable, and the Redemption Price, if applicable), and any premium or interest, including any Additional Interest, on, any Note or any amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 13.04. Other Provisions. The Company shall make any required withholding or deduction of taxes and remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Company shall furnish to the Trustee, within 30 days after the date the payment of any taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment or, if such receipts are not obtainable, other evidence of payments reasonably satisfactory to the Trustee. Upon request, copies of those receipts or other evidence of payments, as the case may be, will be made available by the Trustee to the Holders or beneficial owners of the notes.

In addition, the Company shall pay any stamp, issue, registration, court, documentary or value added taxes, or any other excise or property taxes, charges or similar levies (including, in each case, interest and penalties) payable in respect of the creation, issue, offering, execution, delivery, registration, enforcement or making payments in respect of the Notes, or any documentation with respect thereto, excluding any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction except those resulting from, or required to be paid in connection with, the enforcement of the Notes after the occurrence and during the continuance of a Default with respect to the Notes.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01. Conversion Privilege. (a) Subject to the conditions and during the periods described in Section 14.01(b), and upon compliance with the provisions of this Article 14, a Holder shall have the right to surrender for conversion all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes at any time until the close of business on the Business Day immediately preceding February 1, 2023. On and after February 1, 2023 and until the close of business on the second Scheduled Trading Day immediately prior to the Maturity Date, a Holder shall have the right to surrender all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of its Notes for conversion, regardless of whether any of the conditions described in section 14.01(b) have been satisfied, upon compliance with the provisions of this Article 14. Upon conversion of Notes, the holder shall be entitled to receive the amounts due upon conversion specified in Section 14.04 based on the applicable Conversion Rate then in effect. The Conversion Rate in effect at any time shall be subject to adjustment in the manner set forth herein.

(b)    Subject to the conditions and during the periods described in this Section 14.01(b), a Holder shall have the right to surrender its Notes for conversion at any time until the close of business on the Business Day immediately preceding the February 1, 2023.

(i)    Prior to the close of business on the Business Day immediately preceding February 1, 2023, a Holder may surrender all or any portion of its Notes for conversion during any calendar quarter commencing after September 30, 2018 (and only during such quarter) if the Last Reported Sale Price of the Class A Ordinary Shares for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than 130% of the Conversion Price of the Notes in effect on such last Trading Day.

(ii)    Prior to the close of business on the Business Day immediately preceding February 1, 2023, a Holder may surrender its Notes for conversion during the five Business Day period following any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of the Notes for each Trading Day during such five Trading Day period was less than 98% of the product of (x) the Last Reported Sale Price of the Class A Ordinary Shares for such Trading Day multiplied by (y) the Conversion Rate in effect on each such Trading Day (the “Trading Price Condition”).

The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company shall have requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder of at least $2,000,000 in principal amount of Notes provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Notes on any date would be less than 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Conversion Rate on such date. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to solicit bid quotations, and the Company shall instruct the three independent nationally recognized securities dealers that it shall have selected to provide bids to the Bid Solicitation Agent (if other than the Company) or, if the Company is acting as Bid Solicitation Agent, to provide bids for the Notes to the Company. The Company shall determine the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Conversion Rate on such date. If the Trading Price Condition has been met, the Company shall so notify the Holders of the Notes and the Trustee. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes and the Trustee. If on any date of determination the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 in aggregate principal amount of the Notes from an independent nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Conversion Rate for the Notes on such date.

(iii)    If, prior to the close of business on February 1, 2023, the Company elects to:

(x)    distribute to all or substantially all holders of Class A Ordinary Shares, rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 45 calendar days from the record date of the distribution, Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares for each of the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced; or

(y)    distribute to all or substantially all holders of Class A Ordinary Shares, cash or other assets, debt securities or certain rights or warrants to purchase securities of the Company (excluding distributions described in Section 14.06(a)) or 14.06(b)), which distribution has a per share value exceeding 10% of the average of the Last Reported Sale Prices of the Class A Ordinary Shares for each of the 10 consecutive Trading Days immediately preceding the date that such distribution was first publicly announced, then, in either case, the Company shall notify Holders in writing (with a copy to the Trustee and the Conversion Agent) at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, unless each Holder is entitled to participate in the distribution without conversion as if such Holder held, with respect to each $1,000 principal amount of its Notes, a number of Class A Ordinary Shares equal to the Conversion Rate, Holders may surrender their Notes to the Conversion Agent for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date and the Company’s announcement that such distribution will not take place, even if the Notes are not otherwise convertible at such time. A Holder may not convert any of its Notes under this subsection (iii) if the Company provides that Holders of the Notes shall participate, at the same time and upon the same terms as holders of Class A Ordinary Shares and as a result of holding the Notes, in the relevant distribution described above without having to convert their Notes as if they held, with respect to each $1,000 principal amount of Notes, a number of Class A Ordinary Shares equal to the Conversion Rate on the record date for the distribution.

(iv)    If, prior to the close of business on the Business Day immediately preceding February 1, 2023, (x) the Company is a party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction (in each case other than with a wholly-owned subsidiary of the Company) in each case pursuant to which the Class A Ordinary Shares would be converted into (or holders of such shares would be entitled to receive) cash, securities or other property, or (y) a Fundamental Change or a Make-Whole Fundamental Change occurs, the Notes may be surrendered for conversion at any time from and including the effective date of such transaction until and including (i) in the case of a transaction described in clause (x), the date that is 30 calendar days after the effective date of the transaction, or (ii) in the case of a transaction described in clause (y), if such transaction is a Fundamental Change, the Business Day immediately preceding the Fundamental Change Purchase Date, and if such transaction is a Make-Whole Fundamental Change (but not a Fundamental Change), the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change.

(v)    If, prior to February 1, 2023, the Company calls all the Notes for redemption pursuant to Article 16, then a Holder may surrender all or any portion of its Notes for conversion at any time from and after the time we deliver the Redemption Notice and prior to the close of business on the Scheduled Trading Day prior to the Redemption Date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert all or any portion of its Notes until the Redemption Price has been paid or duly provided for.

(c)    The Notes may not be converted after the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

Section 14.02. Increase of Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)    If a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change, then the Company shall increase the Conversion Rate for such Notes so converted by a number of additional Class A Ordinary Shares (the “Additional Shares”) under the circumstances and as set forth below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the Conversion Date occurs during the period that begins on the Effective Date of the Make-Whole Fundamental Change and ends on the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (iv) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)    The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Share Price.

The exact Share Prices and Effective Dates may not be set forth in the table attached as Schedule A hereto, in which case:

(i)    if the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates based on a 365-day year, as applicable;

(ii)    if the Share Price is greater than $125.00 per share (subject to adjustment in the same manner as the Share Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate; and

(iii)    if the Share Price is less than $13.75 per share (subject to adjustment in the same manner as the Share Prices pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

In addition, notwithstanding the foregoing, in no event will the Conversion Rate after the adjustment exceed 72.7272 Class A Ordinary Shares (the “Maximum Conversion Rate”) per $1,000 in principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is adjusted pursuant to Section 14.06.

(c)    The Share Prices set forth in the first row of the table in Schedule A hereto (i.e., the column headers) and the number of Additional Shares in the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is adjusted as set forth in Section 14.06. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The numbers of Additional Shares within the table attached as Schedule A hereto shall each be adjusted in the same manner and at the same time as the Conversion Rate is adjusted as set forth in Section 14.06.

(d)    The Company shall provide notice in writing of an anticipated Make-Whole Fundamental Change to all Holders of the Notes, the Trustee and the Conversion Agent no later than the 15th Scheduled Trading Day prior to the date on which a Make-Whole Fundamental Change described in clause (iv) of the definition of the term “Fundamental Change” is anticipated to become effective and no later than two Business Days after the Company shall learn of the occurrence of a Make-Whole Fundamental Change described in clause (i) of the definition of the term “Fundamental Change”, to the extent practicable.

Section 14.03. Exercise of Conversion Privilege

(a)    Before any Holder of a Note shall be entitled to convert the same as set forth above, such Holder shall (i) in the case of a Global Note, surrender such Notes for conversion by transferring such Note to the Conversion Agent through the facilities of the Depository and comply with the applicable conversion procedures of the Depository in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.04(d) and, if required, pay all taxes or duties, if any, as set forth in Section 14.09 and (ii) in the case of a Physical Note, (A) complete and manually sign and deliver an irrevocable written notice to the Conversion Agent in the Form of

Notice of Conversion set forth in Exhibit A hereto (or a facsimile thereof) (a “Conversion Notice”) at the office of the Conversion Agent and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any Class A Ordinary Shares, if any, to be delivered upon settlement of the conversion obligation to be registered, (B) surrender such Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (C) if required, pay all transfer or similar taxes, if any, as set forth in Section 14.09 and (D) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.04(d). The Company shall pay any documentary, stamp or similar issue or transfer tax on the issuance of any Class A Ordinary Shares upon conversion of the Notes, unless the tax is due because the Holder requests such shares or any portion of Notes not converted to be issued in a name other than the Holder’s name, in which case the Holder shall pay the tax. The “Conversion Date” is the date that the Holder of a Note has complied with the requirements for conversion of such Note set forth in this Section 14.03(a).

If the Holder of a Note has submitted such Note for purchase upon a Fundamental Change, such Holder may not surrender such Note for conversion until the Holder validly withdraws its Fundamental Change Purchase Notice prior to the Fundamental Change Expiration Time, in accordance with Section 15.02(c). If a Holder submits its Notes for required repurchase upon a Fundamental Change, the Holder’s right to withdraw the Fundamental Change Repurchase Notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(b)    A Holder may convert fewer than all of such Holder’s Notes so long as the Notes converted are a multiple of $1,000 in principal amount. In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall, upon receipt of an Officer’s Certificate, authenticate and deliver to or (subject to Section 14.09) upon the written order of the Holder of the Note so surrendered, without charge to such Holder, a new Physical Note or Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

Section 14.04. Settlement of Conversion Obligation. The provisions of this Section 14.04 shall be subject to the provisions of Section 14.14.

(a)    Upon conversion of any Note, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, at the Company’s option, either (1) solely cash (“Cash Settlement”), (2) Class A Ordinary Shares, together with cash, if applicable, in lieu of any fractional Class A Ordinary Share in accordance with Section 14.05 (“Physical Settlement”) or (3) a combination of cash in a particular Specified Dollar Amount and Class A Ordinary Shares, if any (“Combination Settlement”), as set forth in this Section 14.04.

(i)    The Company shall, from time to time, make an election with respect to the Settlement Method and the Specified Dollar Amount, if applicable, that the Company shall use to satisfy its conversion obligation, which election will be effective until the

Company shall provide notice of a different Settlement Method or Specified Dollar Amount, as applicable. However, the Company shall always use the same Settlement Method and Specified Dollar Amount, if applicable, for all conversions occurring on any given Conversion Date.

(ii)    The Company shall initially be deemed to have elected Combination Settlement and a Specified Dollar Amount equal to $1,000. If the Company elects a different Settlement Method and/or to reset the Specified Dollar Amount, the Company shall deliver a notice (the “Settlement Notice”) of the relevant Settlement Method and/or Specified Dollar Amount, as applicable, and the effective date of such Settlement Method and/or Specified Dollar Amount to all Holders, the Trustee and the Conversion Agent; provided that the effective date of such Settlement Method and/or Specified Dollar Amount shall be no earlier than the Trading Day preceding the date on which the Settlement Notice is delivered. If the Company elects to use Combination Settlement and fails to specify a Specified Dollar Amount in the Settlement Notice relating to its election of Combination Settlement, the Company shall be deemed to have elected a Specified Dollar Amount equal to $1,000. Concurrent with providing a Settlement Notice, the Company shall issue a press release containing information regarding its election of Settlement Method and make such information available on its website.

(iii)    The Company shall not have the right to change the Settlement Method or the Specified Dollar Amount after the Final Settlement Method Election Date. Prior to the Final Settlement Method Election Date, the Company shall have the right to irrevocably elect a Settlement Method and Specified Dollar Amount by delivering the Settlement Notice to all holders of the Notes, the Trustee and the Conversion Agent and issuing a press release containing information regarding its election of Settlement Method and expressly stating such election is irrevocable and making such information available on its website. Following such an irrevocable Settlement Notice, the Company will not have the right to change the Selection Method or Specified Dollar Amount.

(iv)    The amount of cash, if any, and the number of Class A Ordinary Shares, if any, that the Company is required to pay or deliver, as the case may be, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)    if the Company elects to satisfy its conversion obligation through Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of Class A Ordinary Shares equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of fractional shares as set forth in Section 14.05);

(B)    if the Company elects to satisfy its conversion obligation through Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)    if the Company elects (or is deemed to have elected) to satisfy its conversion obligation through Combination Settlement, the Company shall deliver to Holders, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and Class A Ordinary Shares equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period (plus cash in lieu of fractional shares as set forth in Section 14.05).

(v)    Payment or delivery, as the case may be, of the consideration due upon conversion shall be made (A) in the case of Physical Settlement, on the second Business Day after the Conversion Date, unless such Conversion Date occurs on or after the Regular Record Date immediately preceding the Maturity Date, in which case the Company shall make such delivery (and payment, if applicable) on the Maturity Date or (B) in the case of any other Settlement Method, on the second Business Day immediately following the last Trading Day of the Observation Period.

(b)    Each conversion shall be deemed to have been effected immediately prior to the close of business on the relevant Conversion Date; provided, however, that the Person in whose name any Class A Ordinary Shares shall be issuable upon such conversion shall be treated as the Holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or as of the close of business on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).

(c)    Any cash amounts due upon conversion by a Holder of Notes surrendered for conversion shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. In addition, the Company shall issue, or shall cause to be issued, any Class A Ordinary Shares due upon conversion to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository (together with any cash in lieu of fractional shares).

(d)    Upon conversion, a Holder shall not receive any additional cash payment for accrued and unpaid interest, if any, except as set forth in this clause (d), and the Company shall not adjust the Conversion Rate to account for accrued and unpaid interest on the Notes. Except as set forth in this subsection (d), the Company’s settlement of the conversion of a Note by delivery to the Holder of the Settlement Amount (including any cash payment for fractional shares) pursuant to this Section 14.04 shall be deemed to satisfy its obligation to pay the principal amount of such Note and to pay accrued and unpaid interest through the relevant Conversion Date. As a result, accrued and unpaid interest through the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the foregoing, if a Note is converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, the Holder of such Note at the close of business on such Regular Record Date shall receive the interest payable on such Note on the corresponding Interest Payment Date notwithstanding such conversion. A Note surrendered for conversion during the period after the close of business on any Regular Record Date but prior to the open of business on the immediately following Interest Payment Date must be accompanied by payment of funds equal to the interest that will be payable on such Interest Payment Date on the Note so converted; provided, however, that no such payment need be made:

(i)    if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;

(ii)    if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date;

(iii)    to the extent of any overdue interest, if any overdue interest remains unpaid at the time of conversion with respect to such Note; or

(iv)    with respect to any Note surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date and before the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

Therefore, for the avoidance of doubt, all Holders at the close of business on the Regular Record Date immediately preceding the Maturity Date will receive the full interest payment due on the Maturity Date regardless of whether the Notes have been converted following such Regular Record Date.

Section 14.05. Fractions of Shares. The Company shall not issue any fractional Class A Ordinary Share upon conversion of the Notes and shall instead pay cash in lieu of any fractional Class A Ordinary Share otherwise issuable upon conversion based on the Daily VWAP of the Class A Ordinary Shares on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected to satisfy its conversion obligation through Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional share remaining after such computation shall be paid in cash. In addition, if more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered.

Section 14.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted, without duplication, from time to time by the Company as follows, except that the Conversion Rate shall not be adjusted if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of Class A Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.06 without having to convert their Notes as if they held a number Class A Ordinary Shares equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holders divided by $1,000:

(a)

If the Company issues Class A Ordinary Shares as a dividend or distribution on the Class A Ordinary Shares, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

CR’	=	the new Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0	=	the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or immediately prior to the open of business on the effective date of such share split or share combination, as applicable; and

OS’	=	the number of Class A Ordinary Shares outstanding immediately after, and solely as a result of, giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.06(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (a) is announced but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)

If the Company distributes to all or substantially all holders of the Class A Ordinary Shares any rights or warrants entitling them for a period of not more than 45 days from the record date of such distribution to subscribe for or purchase Class A Ordinary Shares, at a price per share less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares on the ten Trading Days immediately preceding the date that such distribution was first publicly announced, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the new Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0	=	the number of Class A Ordinary Shares outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X	=	the total number of Class A Ordinary Shares issuable pursuant to such rights or warrants; and

Y	=	the number of Class A Ordinary Shares equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date Ex-Dividend Date for such distribution.

Any adjustment made under this Section 14.06(b) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.

For purposes of this Section 14.06(b) , in determining whether any rights or warrants entitle the Holders to subscribe for or purchase Class A Ordinary Shares at less than the Last Reported Sale Prices of the Class A Ordinary Shares, and in determining the aggregate exercise price payable for such Class A Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. To the extent that any such rights or warrants are not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Conversion Rate shall be readjusted, effective as of the time of such expiration, to the Conversion Rate that would then be in effect if such rights or warrants had not been so issued. If any such dividend or distribution in this clause (b) is declared but not paid or made, the new Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(c)

If the Company distributes shares of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property or rights, options or warrants to all or substantially all holders of the Class A Ordinary Shares, excluding:

(i)    dividends or distributions, as to which the provisions of Section 14.06(a) or 14.06(b) apply;

(ii)    dividends or distributions paid exclusively in cash as to which the provisions of Section 14.06(d) shall apply;

(iii)    distributions solely of Reference Property in exchange for Class A Ordinary Shares pursuant to a transaction specified in Section 14.11; and

(iv)    Spin-Offs as to which the provisions set forth below in this Section 14.06(c) shall apply,

then the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding Class A Ordinary Share on the Ex-Dividend Date for such distribution.

Any adjustment made under the portion of this Section 14.06(c) set forth above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 in principal amount thereof, at the same time and upon the same terms as holders of Class A Ordinary Shares, without having to convert its Notes, the amount and kind of Capital Stock of the Company, evidences of indebtedness of the Company, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock of the Company or other securities that such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Class A Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on the NASDAQ Global Select Market, the NASDAQ Global Market, the New York Stock Exchange or another national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	FMV + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the Ex-Dividend Date of the Spin-Off;

CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date of the Spin-Off;

FMV	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Class A Ordinary Shares applicable to one Class A Ordinary Share (determined by reference to the definition of Last Reported Sale Price set forth in Section 1.01 as if references therein to Class A Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (such period, the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but will be given effect at the open of business on the Ex-Dividend Date for such Spin-Off. Notwithstanding the foregoing, (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, such Trading Day in determining the conversion rate as of such Trading Day. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the preceding paragraph to 10 consecutive Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

If any such dividend or distribution described in this Section 14.06(c) is declared but not paid or made, the new Conversion Rate shall be readjusted, effective as of the date the

Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)	If the Company pays any cash dividend to all or substantially all holders of Class A Ordinary Shares, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 x	SP0
SP0 - C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’	=	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period ending on the Trading immediately preceding the Ex-Dividend Date for such distribution; and

C	=	the amount of such cash dividend applicable to one Class A Ordinary Share.

Any increase made under this Section 14.06(d) shall become effective immediately after the open of business on the Ex-Dividend date for such dividend or distribution. If any dividend or distribution described in this 14.06(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 in principal amount of Notes, at the same time and upon the same terms as holders of shares of Class A Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)

If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Class A Ordinary Shares (other than an odd lot tender offer), if the cash and value of any other consideration included in the payment per Class A Ordinary Share exceeds the Last Reported Sale Price of the Class A Ordinary Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)
OS0 x SP’

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’	=	the new Conversion Rate in effect immediately after the close of business on 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of Class A Ordinary Shares outstanding immediately prior to the date such tender or exchange offer expires;

OS’	=	the number of Class A Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange pursuant to such tender offer or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender offer or exchange offer expires.

The increase in the Conversion Rate under this Section 14.06(e) will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires. Notwithstanding the foregoing, (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the expiration date is less than 10 Trading Days prior to, and including, the end of the Observation Period (if applicable) in respect of any conversion, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the expiration date to, and including, the last Trading Day of such Observation Period. If the Company or one of its Subsidiaries is obligated to purchase Class A Ordinary Shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)     If:

(i)    the Company elects (or is deemed to have elected) to satisfy its conversion obligation through Combination Settlement and Class A Ordinary Shares are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Observation Period applicable to Notes that a Holder has converted,

(ii)    any distribution or transaction that requires an adjustment to the Conversion Rate pursuant to (a), (b), (c), (d) and (e) of this Section 14.06 has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question, and

(iii)    such Holder will not be entitled to participate in the relevant distribution or transaction as a holder of the shares such Holder will receive in respect of such Trading Day (because such Holder will not be a holder of record of such shares on the related record date), then the Company shall adjust the number of shares that the Company will deliver to such Holder in respect of the relevant Trading Day as the Company reasonably determines to be appropriate to reflect the relevant distribution or transaction, without duplication of any adjustment made pursuant to the provisions set forth under Section 14.06(m).

If:

(x)    the Company elects to satisfy (or is otherwise required to satisfy) its conversion obligation to a Holder solely in Class A Ordinary Shares (other than cash in lieu of any fractional share),

(y)    any distribution or transaction that requires a Conversion Rate adjustment pursuant to subsection (a), (b), (c), (d) or (e) of this Section 14.06 has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date, and

(z)    such Holder will not be entitled to participate in the relevant distribution or transaction as a holder of the shares such Holder will receive on settlement of the related conversion (because such Holder will not be a holder of record of such shares on the related record date), then the Company shall adjust the number of shares that the Company will deliver to such Holder in respect of such conversion of Notes in a manner the Company reasonably determines to be appropriate to reflect the relevant distribution or transaction without duplication of any adjustment made pursuant to the provision set forth under Section 14.06(m).

(g)    Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as specified in Section 14.06(a) through Section 14.06(e), and either (i) a Holder that has converted its Note for Physical Settlement on a Conversion Date that is on or after such Ex-Dividend Date and on or prior to the related record date and such Holder would be treated as the record holder of Class A Ordinary Shares as of the related Conversion Date pursuant to Section 14.04(b) based on an adjusted Conversion Rate otherwise becoming effective on such Ex-Dividend Date or (ii) a Holder that has converted a Note for Combination Settlement with the last Trading Day of the related Observation Period ending on or after such Ex-Dividend Date and on or prior to the related record date and such Holder would be treated as the record holder of Class A Ordinary Shares as of the last Trading Day of such Observation Period pursuant to Section 14.04(b) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, in the case of (i) or (ii), notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment otherwise becoming effective on such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Class A Ordinary Shares such Holder is entitled to receive upon conversion on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)    Except as stated in the Indenture, the Company will not adjust the Conversion Rate for the issuance or acquisition of Class A Ordinary Shares or any securities convertible or exchangeable for Class A Ordinary Shares or the right to purchase Class A Ordinary Shares or such convertible or exchangeable securities. The applicable Conversion Rate will not be adjusted:

(i)    upon the issuance of any Class A Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts Class A Ordinary Shares under any plan;

(ii)    upon the issuance of any Class A Ordinary Shares or restricted stock units or options or rights (including shareholder appreciation rights) to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)    upon the issuance of any Class A Ordinary Shares pursuant to any option, warrant, right exercisable, exchangeable or convertible security not described in clause (ii) and outstanding as of the date hereof;

(iv)    upon the repurchase of any of Class A Ordinary Shares pursuant to an odd lot tender offer or an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described Section 14.06(e);

(iv)    for a change in the par value of the Class A Ordinary Shares; or

(v)    for accrued and unpaid interest, if any.

(i)    If the Company adopts a shareholder rights plan, then upon conversion of the Notes, in addition to the Class A Ordinary Shares, if any, Holders will receive the rights under the rights plan, unless prior to any conversion, the shareholder rights plan expires or terminates or the rights have separated from the Class A Ordinary Shares in accordance with such rights plan, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed, to all holders of Class A Ordinary Shares, shares of the Company’s Capital Stock, evidences of debt or other assets as described in Section 14.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights. A distribution of rights pursuant to a shareholder rights plan will not otherwise trigger a Conversion Rate adjustment pursuant to Section 14.06(a), (b) or (c).

(j)    In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 14.06, and to the extent permitted by applicable law and applicable listing rules of securities exchange on which the Company’s securities are then listed, (i) the Company in its sole discretion from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days and (ii) the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Class A Ordinary Shares or rights to purchase Class A Ordinary Shares in connection with a dividend or distribution of Class A Ordinary Shares (or rights to acquire Class A Ordinary Shares) or similar event.

(k)    Adjustments to the Conversion Rate shall be calculated to the nearest one-ten thousandth (1/10,000) of a share.

(l)    For purposes of this Section 14.06, the number of Class A Ordinary Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares.

(m)    Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period, a Valuation Period and the Share Price for purposes of a Make-Whole Fundamental Change), the Company will make any adjustments to each that it reasonably determines to be appropriate to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate (or changes to the market price per share of the Class A Ordinary Shares resulting from any such event) where the Ex-Dividend Date, Effective Date or expiration date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts are to be calculated, without duplication of any adjustment made pursuant to Section 14.06. The Company will likewise make appropriate adjustments where a Conversion Rate adjustment otherwise required to be made pursuant to the provisions of Sections 14.06(a) through 14.06(e) is not made in accordance with the provisions described under Section 14.06 that permit or require participation by Holders in a transaction in lieu of such Conversion Rate adjustment. Neither the Trustee nor the Conversion Agent shall have any responsibility for any of the foregoing calculations or determinations.

(n)    For purposes of this Section 14.06, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Ordinary Shares have the right to receive any cash, securities or other property or in which the Class A Ordinary Shares is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Ordinary Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise); and the term “effective date” shall mean the first date on which Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(o)    Notwithstanding the provisions of this Section 14.06, certain listing standards of the NASDAQ Global Select Market may limit the amount by which the Company may increase the Conversion Rate pursuant to the events described in Sections 14.06(b) through (e). These standards generally require the Company to obtain the approval of its shareholders before entering into certain transactions that potentially result in the issuance of 20% or more of the Company’s Class A Ordinary Shares outstanding at the time the Notes are issued, unless the Company obtains shareholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on the NASDAQ Global Select Market. Accordingly, in the event of an increase in the Conversion Rate that would result in the then outstanding Notes, in the aggregate, becoming convertible into Class A Ordinary Shares in excess of such limitations, as and to the extent necessary to comply with such limitations, the Company shall, at the Company’s option, obtain shareholder approval of such issuances or make an election to settle (and thenceforth settle) conversions by Cash Settlement or Combination Settlement or deliver cash in lieu of any Class A Ordinary Shares otherwise deliverable upon conversion in excess of such limitations based on the Daily VWAP for the relevant Conversion Date (if the Company has elected Physical Settlement) or the Daily VWAP for each Trading Day of the relevant Observation Period (if the Company has elected Combination Settlement), in each case as and to the extent necessary to comply with such limitations.

(p)    For purposes solely of this Section 14.06, the number of Class A Ordinary Shares which the Holder of any Note would have been entitled to receive had such Note been converted in full at any time or into which any Note was converted at any time shall be determined assuming such Note was convertible in full at such time, although such Note may not be convertible in full at such time pursuant to Section 14.01(b).

(q)    Irrespective of any adjustment in the Conversion Rate applicable or the amount or kind of shares into which the Notes are convertible, Notes theretofore or thereafter issued may continue to express the same Conversion Rate initially applicable or amount or kind of shares initially issuable upon conversion of the Notes pursuant to this Indenture.

Section 14.07 Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, the Company shall compute the adjusted Conversion Rate in accordance herewith and shall prepare a certificate signed by the Chief Financial Officer or principal accounting officer of the Company setting forth the adjusted Conversion Rate and describing in reasonable detail the facts upon which such adjustment is based. Such certificate shall promptly be filed with the Trustee and with the Conversion Agent (if other than the Trustee), and the Company shall also notify the Holders of the adjustment. Failure to deliver any such certificate or notice shall not affect the validity of such adjustment.

Section 14.08. Company To Reserve Class A Ordinary Shares. The Company shall at all times and from time to time reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Ordinary Shares that are not committed for any other purpose, for the purpose of issuance upon conversion of Notes, a number of Class A Ordinary Shares equal to the product of (a) the Maximum Conversion Rate and (b) the aggregate principal amount of outstanding Notes divided by $1,000.

Section 14.09. Taxes on Conversions. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance of Class A Ordinary Shares upon any conversion of Notes hereunder; provided that the Company shall not be required to pay any tax that is due because the converting Holder requests such shares or any portion of Notes not converted to be issued in a name other than such Holder’s name, in which case the Holder shall pay that tax and no such issuance shall be made unless and until the Holder has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 14.10. Certain Covenants. Before taking any action which would cause an adjustment to the Conversion Rate that reduces the Conversion Price below the then par value, if any, of the Class A Ordinary Shares issuable upon conversion of the Notes, the Company shall take all corporate action that it reasonably determines is necessary to ensure that the Company may validly and legally issue a number of Class A Ordinary Shares equal to the product of (a) the Maximum Conversion Rate (giving effect to such prospective adjustment) and (b) the aggregate principal amount of outstanding Notes divided by $1,000, and that such shares would be considered fully paid under applicable law.

Section 14.11. Provision in Case of Reclassification, Consolidation, Merger or Sale.

(a)    In the event of:

(i)    any reclassification or change of the Class A Ordinary Shares (other than changes resulting from a subdivision or combination);

(ii)    a consolidation, merger or combination involving the Company; or

(iii)    a sale or conveyance to another Person of all or substantially all of the property and assets of the Company, or in each case as a result of which the Class A Ordinary Shares are converted into or exchanged for stock, other securities, other property or assets (including cash) or any combination thereof (any such event a “Share Exchange Event”), then at the effective time of the Share Exchange Event, the right to convert each $1,000 principal amount of Notes based on a number of Class A Ordinary Shares equal to the Conversion Rate will be changed into the right to convert such principal amount of Notes based on the kind and amount of shares of stock, other securities or other property or assets (including cash) or any combination thereof (the “Reference Property”) that a holder of a number of Class A Ordinary Shares equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive upon such Share Exchange Event. However, at and after the effective time of the Share Exchange Event, (i) the Company shall continue to have the right to determine the form of consideration to be paid and delivered, as the case may be, upon conversion of the notes, in accordance with Section 14.04 hereof and (ii)(x) any amount payable in cash upon conversion of the Notes as set forth under Section 14.04 hereof will continue to be payable in cash, (y) any Class A Ordinary Shares that the Company would have been required to deliver upon conversion of the Notes as set forth under Section 14.04 hereof will instead be deliverable in the amount and type of Reference Property that a holder of that number of Class A Ordinary Shares would have received in such Share Exchange Event and (z) the Daily VWAP will be calculated based on the value of the amount and kind of Reference Property that a holder of one Class A Ordinary Share would have received in such Share Exchange Event. If the Share Exchange Event causes the Class A Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the amount and type of Reference Property that a holder of one or more shares would have been entitled to receive in such Share Exchange Event (and into which the Notes will be convertible) will be deemed to be (x) based on the weighted average of the types and amounts of consideration received by the holders of Class A Ordinary Shares that affirmatively make such an election or (y) if no holders of Class A Ordinary Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of Class A Ordinary Shares. The Company shall notify Holders, the Trustee and the Conversion Agent of the weighted average as soon as practicable after such determination is made. If the holders receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event, (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.02), multiplied by the price paid per Class A Ordinary Share in such transaction and (ii) the Company shall satisfy its Conversion Obligation by paying cash to converting holders on the second Business Day immediately following the Conversion Date. The Company shall not become a party to any Share Exchange Event unless the terms thereof are consistent with this Section 14.11(a).

The Company and any other issuer of Reference Property will enter into a supplemental indenture at the effective time of any Share Exchange Event to give effect to the above provisions. In the event the Company shall execute a supplemental indenture in accordance herewith, the Company shall promptly give the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in this Indenture, within 60 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(b)    The above provisions of this Section 14.11 shall similarly apply to successive Share Exchange Events.

(c)    Notwithstanding the Conversion Rate adjustment provisions described in Section 14.06(a) through 14.06(e), no adjustment to the Conversion Rate shall be made pursuant to such provisions in the event of any dividend, distribution, share split, share combination or issuance upon a Share Exchange Event to which the provisions under this Section 14.11 apply.

Section 14.12. Responsibility of Trustee for Conversion Provisions. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into. Neither the Trustee nor any other Conversion Agent, subject to the provisions of Article 7, shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any Class A Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent, subject to the provisions of Article 7, shall not be responsible for any failure of the Company contained in this Article 14.

Section 14.13. Notice to Holders Prior to Certain Actions. In case of:

(a)    any action by the Company or any Subsidiary thereof that would require an adjustment to the Conversion Rate under Section 14.06;

(b)    any Share Exchange Event; or

(c)    any voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries,

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture excluding, for the avoidance of doubt, Section 14.07), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be sent to each Holder at such Holder’s address appearing on the Note Register, as promptly as practicable but in any event at least five calendar days prior to the applicable date specified in clause (x) or (y) below (or, if the date on which the Company first knows of the applicable date specified in clause (x) or (y) below is later than such applicable date, no more than two Business Days after such date on which the Company first has such knowledge), a notice stating (x) the date on which a record is to be taken for the purpose of such action by the Company or its Subsidiary or, if a record is not to be taken, the effective date of such share split or share combination or the date on which such tender offer or exchange offer commences, or (y) the date on which such Share Exchange Event, dissolution, liquidation or winding up is expected to become effective or occur, and, if applicable, the date as of which it is expected that holders of Class A Ordinary Shares of record shall be entitled to exchange their Class A Ordinary Shares for securities or other property deliverable upon such Share Exchange Event, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the validity of any such event or the operation of any provision herein consequent on or relating to such event.

Section 14.14. Company Charter Limitation. Notwithstanding any other provision of this Indenture, no Holder of Notes will be entitled to receive Class A Ordinary Shares upon conversion of such Notes to the extent (but only to the extent) that such receipt of such Class A Ordinary Shares would cause such Holder to violate the Charter Limitation (as defined below). Any purported delivery of Class A Ordinary Shares upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder violating the Charter Limitation. “Charter Limitation” means the ownership limit in the Charter providing that no person shall be allowed to acquire Class A Ordinary Shares if such acquisition would cause such person to own directly or indirectly 9.9% or more of the issued and outstanding Class A Ordinary Shares, unless the Board unanimously consents to waive such ownership limit, as such limitation may be amended from time to time.

If any delivery of Class A Ordinary Shares owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of the Charter Limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Class A Ordinary Shares as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in it owning, directly or indirectly, 9.9% or more of the issued and outstanding Class A Ordinary Shares.

Section 14.15. Increase in Conversion Rate. If a Holder elects to convert its Notes in connection with the Company’s election to redeem the Notes upon the occurrence of a Change in Tax Law, the Conversion Rate applicable to such conversion will be increased by a number of additional Class A Ordinary Shares as set forth in this Section 14.15.

A conversion shall be deemed to be “in connection with” the Company’s election to redeem the Notes upon the occurrence of a Change in Tax Law if such conversion occurs during the period from, and including, the date the Company provides the related Redemption Notice to Holders until the close of business on the Business Day immediately preceding the Redemption Date or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price.

The Company shall settle conversions of Notes in the manner set forth in Section 14.04 and, for the avoidance of doubt, shall pay Additional Amounts, if any, with respect to any such conversion.

The number of additional Class A Ordinary Shares by which the Conversion Rate shall be increased upon a conversion in connection with the Company’s election to redeem the Notes upon the occurrence of a Change in Tax Law shall be determined by reference to the table set forth in Section 14.02, based on the Redemption Reference Date and the Redemption Reference Price, but determined for purposes of this Section 14.15 as if

(x)    the Holder had elected to convert its Notes in connection with a Make-Whole Fundamental Change,

(y)    the applicable Redemption Reference Date were the “Effective Date,” and

(z)    the applicable Redemption Reference Price were the “Share Price,”

(and subject, for the avoidance of doubt, to the provisions set forth in the last two paragraphs of Section 14.02(b)).

If the Company has designated a Redemption Date as described under Article 16, a Holder that complies with the requirements for conversion described under Section 14.03 will be deemed to have delivered and not withdrawn a notice of its election to not have its Notes so redeemed.

Section 14.16. No Voting or Dividend Rights. Except as may be specifically provided for herein, until the conversion record date in respect of the conversion of such Note:

(a)    no Holder of such Note shall have or exercise any rights by virtue hereof as a holder of Class A Ordinary Shares, including, without limitation, the right to vote, to receive dividends and other distributions as a holder of Class A Ordinary Shares or to receive notice of, or attend, meetings or any other proceedings of the holders of Class A Ordinary Shares;

(b)    the consent of any such Holder as a holder of Class A Ordinary Shares shall not be required with respect to any action or proceeding of the Company;

(c)    no such Holder, by reason of the ownership or possession of such Note, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the holders of Class A Ordinary Shares prior to, or for which the relevant record date preceded, the conversion record date in respect of the conversion of such Note; and

(d)    no such Holder shall have any right not expressly conferred hereunder or by applicable law with respect to such Note held by such Holder.

For purposes of this Section 14.16, “conversion record date” means, in respect of the conversion of any Note, the date specified in Section 14.04(b) upon which the Person in whose name Class A Ordinary Shares are issuable upon conversion of such Note shall be treated as the holder of record of such Class A Ordinary Shares upon the conversion of such Note.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01. Intentionally Omitted.

Section 15.02. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes or any portion thereof that is equal to $1,000 or a multiple of $1,000 principal amount, on the date the (“Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days and not more than 35 calendar days following the date of the Fundamental Change Purchase Right Notice (as defined below) at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if Notes are purchased pursuant to this Section 15.02 on a Fundamental Change Purchase Date that falls after the close of business on a Regular Record Date but at or prior to the close of business on the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date, in which case, the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes being purchased. Any Notes purchased by the Company will be paid for in cash.

(b)    Purchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)    delivery to the Trustee (or other Paying Agent appointed by the Company) by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note during the period between the delivery of the Fundamental Change Purchase Right Notice and the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (the “Fundamental Change Expiration Time”); and

(ii)    delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time during period between the delivery of the Fundamental Change Purchase Notice and the Fundamental Change Expiration Time (together with all necessary endorsements, if the Notes are Physical Notes) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company), such delivery being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

The Fundamental Change Purchase Notice shall state:

(A)    if certificated, the certificate numbers of Notes to be delivered for purchase;

(B)    the portion of the principal amount of Notes to be purchased, which must be $1,000 or an integral multiple thereof; and

(C)    that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Purchase Notice must comply with applicable Depositary procedures.

The Company shall be required to purchase, pursuant to Article 15, Notes that have been validly surrendered and not withdrawn on the Fundamental Change Purchase Date pursuant to Section 15.03.

Notes to be purchased pursuant to this Section 15.02 shall be paid for in cash.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof in accordance with the provisions of Section 15.03.

Any Note that is to be purchased only in part shall be, if certificated, surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal of the Note so surrendered, or, if a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby for the purchased portion of the principal of the Note.

(c)    The Company shall give the Trustee and Paying Agent and each Holder a written notice of the Fundamental Change within 15 Business days after the occurrence of such Fundamental Change (such notice, the “Fundamental Change Purchase Right Notice”) and of the purchase right at the option of Holders arising as a result thereof. Such notice shall be either by first class mail or, with respect to Global Notes, in accordance with the Depositary’s notice procedures.

The Fundamental Change Purchase Right Notice shall specify (if applicable):

(i)    the events causing the Fundamental Change;

(ii)    the effective date of the Fundamental Change;

(iii)    the last date on which a Holder may exercise the purchase right pursuant to this Article 15;

(iv)    the Fundamental Change Purchase Price;

(v)    the Fundamental Change Purchase Date;

(vi)    the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)    the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)    that Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Section 15.02; and

(ix)    the procedures that Holders must follow to require the Company to purchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

Contemporaneously with providing such Fundamental Change Purchase Right Notice, the Company shall publish a notice containing the information in such notice in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(d)    Notwithstanding anything to the contrary herein, no Notes may be purchased by the Company at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the relevant Fundamental Change Purchase Date (except in the case of an acceleration resulting from the Company’s default in the payment of the Fundamental Change Purchase Price with respect to such Notes).

Section 15.03. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn, in whole or in part, by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Purchase Right Notice at any time until the Fundamental Change Expiration Time, specifying:

(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)    if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, and

(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are not in certificated form, the withdrawal notice must comply with appropriate procedures of the Depositary.

Section 15.04. Deposit of Fundamental Change Purchase Price. (a) On or prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to purchase on the Fundamental Change Purchase Date all of the Notes to be repurchased on such date at the Fundamental Change Purchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for each Note surrendered for purchase (and not withdrawn) prior to the Fundamental Change Expiration Time shall be made on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the Holder has satisfied the conditions to the payment of the Fundamental Change Purchase Price in Section 15.02), and (y) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Security Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee (or other Paying Agent) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Purchase Price.

(b)    If the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to purchase on the Fundamental Change Purchase Date all the Notes or portions thereof that are to be purchased as of the Business Day following the Fundamental Change Purchase Date, then on and after the Fundamental Change Purchase Date (i) such Notes shall cease to be outstanding and interest, if any, shall cease to accrue on such Notes, whether or not book-entry transfer of the Notes has been made and whether or not the Notes have been delivered to the Trustee or Paying Agent and (ii) all other rights of the Holders of such Notes shall terminate, other than (A) the right to receive the Fundamental Change Purchase Price upon delivery or transfer of the Notes, and (B) if the Fundamental Change Purchase Date falls after a Regular Record Date and on or prior to the related Interest Payment Date the right of the Holder on such Regular Record Date to receive the interest payable on such Interest Payment Date.

Section 15.05. Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any offer to purchase the Notes pursuant to this Article 15, the Company shall, if required:

(i)    comply with the provisions of Rule 13e-4, Rule 14e-1 and any other applicable tender offer rules under the Exchange Act;

(ii)    file a Schedule TO or any successor or similar schedule under the Exchange Act, if required; and

(iii)    otherwise comply with all applicable federal and state securities laws,

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified herein.

ARTICLE 16

CHANGE IN TAX LAW REDEMPTION

Section 16.01. Change in Tax Law Redemption. Other than as set forth in this Article 16, the Notes may not be redeemed by the Company at its option prior to the Maturity Date and no sinking fund is provided for the Notes.

Upon the occurrence of a Change in Tax Law, the Company may at its option redeem all but not part of the Notes (other than to the extent provided in Section 16.02(d)) at the Redemption Price, including, for the avoidance of doubt, any Additional Amounts payable in accordance with the provisions of Article 13 with respect to such Redemption Price. Notwithstanding the foregoing, the Company may only redeem the Notes if:

(i)    it cannot avoid the obligation to pay Additional Amounts in accordance with the provisions of Article 13 by taking commercially reasonable measures available to it (it being understood that changing the jurisdiction of organization or domicile of the Company shall not be considered a commercially reasonable measure); and

(ii)    the Company delivers to the Trustee an opinion of outside legal counsel of recognized standing in the Relevant Taxing Jurisdiction and an Officer’s Certificate attesting to the occurrence of such Change in Tax Law and obligation of the Company to pay Additional Amounts.

Section 16.02. Notice of Change in Tax Law Redemption. (a) In case the Company exercises its right to redeem the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request together with the notice to be given received by the Trustee not less than five calendar days prior to the proposed date for delivery to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee and the Paying Agent. The Redemption Date must be a Business Day.

(b)    The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to deliver such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)    Each Redemption Notice shall identify the Notes and specify:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)    that Holders may surrender their Notes for conversion at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Redemption Date;

(vi)    the procedures a converting Holder must follow to convert its Notes and the Settlement Method and Specified Cash Amount, if applicable;

(vii)    the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.15 (or the methodology by which such number of Additional Shares shall be calculated); and

(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes and that no representation is made as to the correctness or adequacy of the CUSIP, ISIN or other similar numbers, if any, listed in such notice or printed on the Notes.

Contemporaneously with providing a Redemption Notice, the Company will publish a notice containing the information in such Redemption Notice in a newspaper of general circulation in The City of New York or publish the information on its website or through such other public medium as the Company may use at that time. A Redemption Notice shall be irrevocable.

(d)    Upon receipt of a Redemption Notice, each Holder shall have the right to elect to not have its Notes redeemed, in which case the Company shall not be obligated to pay any Additional Amounts on any payment with respect to such Notes solely as a result of the Change in Tax Law that resulted in the obligation to pay Additional Amounts (whether upon conversion, required repurchase in connection with a Fundamental Change, the Maturity Date or otherwise, and whether in Class A Ordinary Shares, Reference Property or otherwise) after the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company shall pay the Redemption Price), and all future payments with respect to such Notes will be subject to the deduction or withholding of such Relevant Taxing Jurisdiction taxes required by law to be deducted or withheld as a result of such change in tax law; provided that, notwithstanding the foregoing, if a Holder that elects not to have its Notes redeemed converts its Notes in connection with the Company’s election to redeem the Notes in respect of such Change in Tax Law in accordance with the provisions of Section 14.15, the Company shall be obligated to pay Additional Amounts, if any, with respect to such conversion.

A Holder that elects to not have its Notes redeemed must deliver to the Paying Agent a written notice of election so as to be received by the Paying Agent prior to the close of business on the Business Day immediately preceding the Redemption Date; provided that, a Holder that complies with the requirements for conversion set forth in Section 14.03 will be deemed to have delivered a notice of its election to not have its Notes so redeemed.

A Holder may withdraw any notice of election (other than such a deemed notice of election) by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price on the Redemption Date, such later date on which the Company pays the Redemption Price). If no election is made or deemed to have been made by a Holder, the Notes of such Holder shall be redeemed without any further action.

Section 16.03. Payment of Notes Called for Redemption. (a) If a Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)    Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given, delivered or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given, delivered or served by being (i) deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Greenlight Capital Re, Ltd., 65 Market Street, Suite 1207, Camana Bay, P.O. Box 31110, Grand Cayman, KY1-1205, Cayman Islands, Attention: Laura Accurso, General Counsel or (ii) delivered via email to laura@greenlightre.ky (until another email address is filed by the Company with the Trustee). Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given, delivered or made, for all purposes, if given, delivered or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically to phealy@wsfsbank.com and rgoldsborough@wsfsbank.com in PDF format and received by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Holders of Global Notes may be given electronically through the facilities of the Depositary. If the Company sends a notice or communication to the Holders, it shall send a copy to the Trustee at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s good-faith reliance upon and compliance with such instructions or directions notwithstanding whether such instructions or directions conflict or are inconsistent with a subsequent written instruction or direction, unless a Responsible Officer of the Trustee has actual knowledge of such conflict or inconsistency, or if the subsequent written instruction or direction is never received. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

With respect to any Global Note, any notice required to be delivered pursuant to this Indenture may, in lieu of the requirements set forth in this Indenture, be delivered in accordance with the applicable procedures of the Depositary in respect thereof.

Section 17.04. Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this

Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably appoints Corporation Service Company at 1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 17.03, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Indenture.

The obligation of the Company pursuant to this Indenture in respect of any sum due to any Holder or the Trustee shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Person of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Person may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Person hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Person hereunder, such Person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Person hereunder.

To the extent that the Company has or hereafter acquires any immunity from the jurisdiction of any court or from any legal process by reason of sovereignty (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under this Indenture.

Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent provided for in this Indenture relating to the proposed action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent provided for in this Indenture relating to the proposed action have been satisfied.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 17.06. Legal Holidays. In any case where any Interest Payment Date, Fundamental Change Purchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their respective successors hereunder and any Holder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

                                         ,

as Authenticating Agent, certifies that this is one of the Notes describedin the within-named Indenture.

By:

Authorized Officer

Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 17.12. Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY, THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or other unavailability of the Federal Reserve Bank wire or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15. Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Share Price, the Last Reported Sale Prices of the Class A Ordinary Shares, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes, any Additional Interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 17.16. Withholding Taxes. Each Holder agrees, and each beneficial owner of an interest in a Note by its acquisition of such interest is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold such amounts from payments of cash and Class A Ordinary Shares on the Note (or, in certain circumstances, against any payments on the Class A Ordinary Shares).

Section 17.17. U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

Section 17.18. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or other agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or other agreement may not be used to interpret this Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GREENLIGHT CAPITAL RE, LTD., as Issuer

By:	/s/ Simon Burton
Name:	Simon Burton
Title:	Chief Executive Officer

WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity but solely in its capacity as Trustee

By:	/s/ Raye D. Goldsborough
Name:	Raye D. Goldsborough
Title:	Assistant Vice President

SCHEDULE A

	Share Price
Effective Date	$13.75	$14.50	$16.00	$17.19	$20.00	$22.50	$25.00	$30.00	$50.00	$75.00	$100.00	$125.00
August 7, 2018	14.5454	13.1630	10.9276	9.5679	7.2953	5.9618	5.0068	3.7338	1.5818	0.6385	0.2363	0.0510
August 1, 2019	14.5454	12.5312	10.1735	8.7703	6.4994	5.2243	4.3434	3.2135	1.3784	0.5670	0.2125	0.0512
August 1, 2020	14.5454	11.8761	9.3057	7.8190	5.5200	4.3130	3.5262	2.5775	1.1250	0.4737	0.1792	0.0414
August 1, 2021	14.5454	11.1673	8.2474	6.6223	4.2756	3.1736	2.5244	1.8202	0.8168	0.3543	0.1355	0.0287
August 1, 2022	14.5454	10.3981	6.8083	4.9298	2.5577	1.6935	1.2944	0.9426	0.4420	0.1983	0.0776	0.0124
August 1, 2023	14.5454	10.7837	4.3182	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sch-1

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GREENLIGHT CAPITAL RE, LTD. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE CLASS A ORDINARY SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)

AGREES FOR THE BENEFIT OF GREENLIGHT CAPITAL RE, LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

GREENLIGHT CAPITAL RE, LTD.

4.00% Convertible Senior Note due 2023

No. [ ]	Initially $	[	]

CUSIP No. 395366 AA5

ISIN No. US395366AA59

Greenlight Capital Re, Ltd., a Cayman Islands exempted company (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.], or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $100,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement) in aggregate at any time, in accordance with (if such Note is a Global Note) the rules and procedures of the Depositary, on August 1, 2023, and interest thereon as set forth below.

This Note shall bear interest at the rate of 4.00% per year from August 7, 2018, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until August 1, 2023. Interest is payable semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2019, to Holders of record at the close of business on the preceding January 15 and July 15 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. Additional Amounts shall be payable in accordance with the provisions of Article 13 of the Indenture.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the United States, as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GREENLIGHT CAPITAL RE, LTD.

By:

Name:
Title:

ATTESTED BY:

By:

Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

GREENLIGHT CAPITAL RE, LTD.

4.00% Convertible Senior Note due 2023

This Note is one of a duly authorized issue of Notes of the Company, designated as its 4.00% Convertible Senior Notes due 2023 (the “Notes”), initially limited to the aggregate principal amount of $100,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement) all issued or to be issued under and pursuant to an Indenture dated as of August 7, 2018 (the “Indenture”), between the Company and Wilmington Savings Fund Society, FSB, (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) of the Indenture with respect to the Company, and subject to Section 6.03), the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) of the Indenture with respect to the Company occurs and is continuing, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price on the Fundamental Change Purchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Purchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or Class A Ordinary Shares or other consideration, as the case may be, prescribed in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option upon the occurrence of a Change in Tax Law in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

Subject to and upon compliance with the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 principal amount or a multiple thereof, into consideration consisting of, at the Company’s election, cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, at the Conversion Rate specified in the Indenture, as the Conversion Rate and such consideration may be adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

Greenlight Capital Re, Ltd.

4.00% Convertible Senior Notes due 2023

The initial principal amount of this Global Note is [                ] DOLLARS($[                ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Greenlight Capital Re, Ltd.

To:	Wilmington Savings Fund Society, FSB, as Trustee and Conversion Agent

500 Delaware Avenue

Wilmington, Delaware 19801

Re:	Greenlight Capital Re, Ltd. 4.00% Convertible Senior Notes due 2023

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or a multiple thereof) below designated, into consideration consisting of, at the Company’s election, cash, Class A Ordinary Shares or a combination of cash and Class A Ordinary Shares, as applicable, in accordance with and such consideration being subject to adjustment pursuant to the terms of the Indenture referred to in this Note, and directs that any cash payable and any Class A Ordinary Shares or other consideration issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any Class A Ordinary Shares or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any, in accordance with Section 14.03(a) and Section 14.09 of the Indenture. Any amount of funds required to be paid to the Company on account of interest to which such Holder is not entitled as specified in Section 14.04(d) of the Indenture accompanies this Note. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Class A Ordinary Shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of Class A Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Greenlight Capital Re, Ltd.

To:	Wilmington Savings Fund Society, FSB, as Trustee

500 Delaware Avenue

Wilmington, Delaware 19801

Re: Greenlight Capital Re, Ltd. 4.00% Convertible Senior Notes due 2023

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Greenlight Capital Re, Ltd. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or a multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repurchased (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

Wilmington Savings Fund Society, FSB,

as Trustee and Note Registrar

500 Delaware Avenue

Wilmington, Delaware 19801

For value received                      hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of Greenlight Capital Re, Ltd. (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐    To the Company or a subsidiary thereof; or

☐    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible
Guarantor Institution (banks, stock brokers,
savings and loan associations and credit unions)
with membership in an approved signature
guarantee medallion program pursuant to
Securities and Exchange Commission Rule
17Ad-15 if Notes are to be delivered, other than to
and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.